UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20F, Tower E1, The Towers, Oriental Plaza

No. 1 East Chang An Avenue

Dong Cheng District

Beijing, P.R. China

Post code: 100738

(Address of principal executive offices)  (Zip code)

+86 (10) 8520-5588

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On January 10, 2011, UTStarcom, Inc. issued a press release entitled “UTStarcom Announces a Proposed Reorganization to Change its Place of Incorporation from Delaware to the Cayman Islands.”

The text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Additional Information and Where You Can Find It

This communication is being made in respect of a proposed reorganization transaction.  WHEN THE PROXY STATEMENT/PROSPECTUS ARE FILED WITH THE SEC AND BECOME AVAILABLE, INVESTORS OF UTSTARCOM ARE URGED TO READ THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BEFORE MAKING A DECISION CONCERNING THE PROPOSED TRANSACTION. These documents will contain important information that investors should consider.  The definitive proxy statement (when it becomes available) will be mailed to UTStarcom stockholders. The proxy statement/ prospectus and any other documents filed by UTStarcom with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by UTStarcom by contacting UTStarcom’s Investor Relations at +86-10-85205153/jouyang@utstar.com.

UTStarcom and its respective officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus concerning the transaction to be filed with the SEC.  You can find information about UTStarcom’s directors and executive officers in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from UTStarcom Investor Relations.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: January 10, 2011	By:	/s/ Edmond Cheng
	Name:	Edmond Cheng
	Title:	Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1	Press Release dated January 10, 2011